SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, for use of the
[ ]  Definitive Proxy Statement                 the Commission only
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14A-ll(c) or Rule 14a-12


                        CADUS PHARMACEUTICAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(4)  and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:


                  --------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------


[ ]      Fee paid previously with preliminary materials:

                  --------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid: $______________
         (2)      Form, Schedule or Registration Statement No.: ________________
         (3)      Filing Party: _________________
         (4)      Date Filed: ___________________

                        CADUS PHARMACEUTICAL CORPORATION
                                767 Fifth Avenue
                            New York, New York 10153


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 18, 2003

To the Stockholders of Cadus Pharmaceutical Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Cadus Pharmaceutical Corporation (the "Company") will be held on Wednesday, June 18, 2003, at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, 8th Floor, New York, New York 10022, at 2:00 p.m. local time.

         The Meeting will be held for the following purposes:

         1. To elect six directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

         2. To vote upon the Company's proposal to amend the Company's Certificate of Incorporation to change the Company's name to Cadus Corporation.

         3.   To vote upon a stockholder proposal.

         4. To transact such other business as may properly come before the Meeting or any and all adjournments thereof.

         The Board of Directors of the Company fixed the close of business on May 9, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any and all adjournments thereof. Consequently, only stockholders of record at the close of business on May 9, 2003 are entitled to notice of and to vote at the Meeting and at any and all adjournments thereof.

         Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card, and return it promptly in the enclosed envelope to ensure your representation at the Meeting. You are cordially invited to attend the Meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.

New York, New York
May 20, 2003
                                           By Order of the Board of Directors

                                           Michele A. Paige
                                           President

                        CADUS PHARMACEUTICAL CORPORATION
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 702-4367


                         ------------------------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------



         This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Cadus Pharmaceutical Corporation (the "Company), to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Wednesday, June 18, 2003, at 2:00 p.m. local time, at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, 8th Floor, New York, New York 10022, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), on or about May 20, 2003.

         Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of six directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified; (ii) the Company's proposal to amend the Company's Certificate of Incorporation to change the Company's name to Cadus Corporation; (iii) a proposal submitted by a stockholder; and (iv) such other business as may properly come before the Meeting or any and all adjournments thereof. The Company is not aware of any other business to be presented for consideration at the Meeting.


                       VOTING AND SOLICITATION OF PROXIES

         Only holders of record of shares of Common Stock at the close of business on May 9, 2003 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, 13,144,040 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held of record on the Record Date for each proposal submitted for stockholder consideration at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. The election of each nominee for director requires a plurality of the total votes cast. Approval of the Company's proposal to amend the Company's Certificate of Incorporation to change the Company's name requires a majority of the total votes cast. Approval of the stockholder proposal also requires a majority of the total votes cast. Abstentions will be considered shares present for purposes of determining whether a quorum is present at the Meeting and, therefore, will have the same legal effect as a vote against a motion presented at the Meeting. Broker non-votes will be considered as shares not entitled to vote and will, therefore, not be considered in the tabulation of votes.

         All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes at the Meeting. Stockholders may revoke proxies by written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. If no direction is indicated, the shares represented by properly executed proxies will be voted in favor of the Board's nominees for director and its proposal to amend the Company's Certificate of Incorporation to change the Company's name and against the stockholder proposal. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

         The executive officers and directors of the Company as a group own or may be deemed to control approximately 37.99% of the outstanding shares of Common Stock of the Company. Each of the executive officers and directors has indicated his intent to vote all shares of Common Stock owned or controlled by him in favor of the election of the nominees for the Board of Directors of the Company set forth herein and the Company's proposal to amend the Company's Certificate of Incorporation to change the Company's name and against the stockholder proposal described herein.

         The proxy solicitation is made by and on behalf of the Board. Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders.


                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 30, 2003, with respect to
(i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each Named Executive Officer (as defined below under "EXECUTIVE COMPENSATION-Summary Compensation") and (iv) all directors and executive officers as a group. All information is based upon ownership filings made by such persons with the Securities and Exchange Commission (the "Commission") or upon information provided by such persons to the Company.

                                                      NUMBER OF SHARES       PERCENTAGE OF
                                                      AMOUNT AND NATURE       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER (1)           OF BENEFICIAL OWNERSHIP      OWNED(2)
----------------------------------------           -----------------------   -------------
Carl C. Icahn...................................         4,973,158(3)           37.80%
    767 Fifth Avenue
    New York, New York  10153

Bristol-Myers Squibb Company....................           807,040               6.14%
    345 Park Avenue
    New York, New York 10154

Jay D. Johnson .................................           663,140(4)            5.05%
    525 Buckingham Place
    Downers Grove, IL 60516

SmithKline Beecham Corporation..................           660,962(5)            5.03%
    One Franklin Plaza
    Philadelphia, PA  19102

James R. Broach.................................                --                 *

Russell D. Glass................................                --                 *

Peter S. Liebert, M.D...........................            20,334(6)              *

Michele A. Paige................................                --                 *

Jack G. Wasserman...............................            14,500(7)              *

All executive officers and directors as a.......         5,007,992(8)           37.99%
    group (6 persons)

----------
* Less than one percent

(1) Except as otherwise indicated above, the address of each stockholder identified above is c/o the Company, 767 Fifth Avenue, New York, NY 10153. Except as indicated in the other footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(2) Share ownership in the case of each person listed above includes shares issuable upon the exercise of options held by such person as of March 15, 2003, that may be exercised within 60 days after such date for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage of Common Stock owned by any other person.

(3) Includes 2,258,790 shares of Common Stock held by High River Limited Partnership and 1,599,942 shares of Common Stock held by Barberry Corp.. Mr. Icahn is the sole shareholder of Barberry Corp. and Barberry Corp. is the sole general partner of High River Limited Partnership. Also includes 12,000 shares of Common Stock that Mr. Icahn currently has the right to acquire upon the exercise of stock options.

(4) Jay Johnson has shared voting power and shared investment power with respect to 663,140 shares of Common

         Stock, Lakeshore Capital, Inc. has shared voting power and investment power with respect to 551,240 shares of Common Stock, and Aqua Fund L.P. has shared voting power and shared investment power with respect to 228,100 shares of Common Stock. Jay D. Johnson is the President of Lakeshore Capital, Inc. and Lakeshore Capital, Inc. is the general partner of Aqua Fund L.P.

(5) Includes 330,481 shares of Common Stock held by SmithKline Beecham p.l.c., an affiliate of SmithKline Beecham Corporation.

(6) Includes 12,000 shares of Common Stock which Dr. Liebert currently has the right to acquire upon the exercise of stock options.

(7) Consists of 14,500 shares of Common Stock which Mr. Wasserman currently has the right to acquire upon the exercise of stock options.

(8) Includes 38,500 shares of Common Stock issuable upon exercise of options. See footnotes (3), (6) and (7).


                              ELECTION OF DIRECTORS
                                    (Item 1)

         The directors to be elected at the Meeting will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Properly executed proxies not marked to the contrary will be voted "FOR" the election to the Board of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors. The nominees for the Board of the Company are as follows:

               James R. Broach                   Peter S. Liebert
               Russell D. Glass                  Michele A. Paige
               Carl C. Icahn                     Jack G. Wasserman

         Information   about  the   foregoing   nominees   is  set  forth  under
"MANAGEMENT" below.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

         The Board held two meetings in 2002. Each director attended at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board, plus (ii) the total number of meetings held by all committees of the Board on which the director served.

         The Board has a Compensation Committee, consisting of Messrs. Liebert and Wasserman, which makes recommendations regarding salaries and incentive compensation for employees of and consultants to the Company and which administers the 1993 Stock Option Plan and the 1996 Incentive Plan. It does not have a Nominating Committee or an Audit Committee or any committees performing similar functions. The Compensation Committee held no meetings in 2002.

         The non-employee directors receive $1,000 for each meeting of the Board attended and $500 for each meeting of a committee of the Board attended.


                                   MANAGEMENT

         Information with respect to the executive officers, directors and nominees for director of the Company as of April 30, 2003 is set forth below:

Name                           Age   Position
----                           ---   --------
James R. Broach, Ph.D.**       54    Director
Russell D. Glass**             40    Director
Carl C. Icahn**                67    Director
Peter S. Liebert, M.D.**(1)    67    Director
Michele A. Paige**             33    President, Chief Executive Officer and
                                       Director
Jack G. Wasserman**(1)         65    Director

----------
**  Nominee for Election to the Board.

(1) Member of the Compensation Committee.


         MICHELE A. PAIGE became a director and President, Chief Executive Officer, Treasurer and Secretary of the Company in February 2003. From July 2001 Ms. Paige has served as an Investment Associate of Icahn Associates Corp. From September 1999 until June 2001, Ms. Paige studied at the Harvard Business School, from which she received her MBA in 2001. During 1998 through August 1999, Ms. Paige was a Research Associate at The Conference Board, an economic think-tank, where she specialized in mergers and acquisitions. Ms. Paige currently serves as a Trustee of The Leopold Schepp Foundation, which awards scholarships that support both graduate and undergraduate education for exceptional students with demonstrated financial need. Ms. Paige earned her B.A. from Brown University and a J.D. from Yale Law School, where she was a member of The Yale Law Review.

         RUSSELL D. GLASS became a director of the Company in June 1998. He served as President and Chief Executive Officer of the Company from April 2000 until February 2003. Since 2002 Mr. Glass has been the Co-Chairman and Chief Investment Officer of Ranger Partners, an investment management company. From 1998 to 2002 Mr. Glass served as President and Chief Investment Officer of Icahn Associates Corp., a diversified investment firm, and as Vice-Chairman and Director of Lowestfare.com,

Inc., a travel services company. Previously, Mr. Glass had been a partner in Relational Investors LLC, from 1996 to 1998, and in Premier Partners Inc., from 1988 to 1996, firms engaged in investment research and management. From 1984 to 1986 he served as an investment banker with Kidder, Peabody & Co. Previously, Mr. Glass served as a Director of Automated Travel Systems, Inc., a software development firm; Axiom Biotechnologies, a pharmacology profiling company; National Energy Group, an oil and gas exploration and production company; and Next Generation Technology Holdings, a healthcare information technology company. He currently serves as a Director of the A.G. Spanos Corporation, a national real estate developer and owner of the NFL San Diego Chargers Football Club. Mr. Glass earned a B.A. in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

         JAMES R. BROACH, PH.D., a scientific founder of the Company and inventor of the Company's yeast-based drug discovery technology, has been a director of the Company since June 1998 and Director of Research of the Company since its inception. He is and has been since 1984 a Professor at Princeton University in the Department of Molecular Biology. In 1984, Dr. Broach and his collaborators were the first ones to demonstrate that human genes could be successfully implanted into yeast cells. He received his Ph.D. in Biochemistry from University of California at Berkeley and his B.S. from Yale University.

         CARL C. ICAHN has been a director of Cadus Pharmaceutical Corporation since 1993. Mr. Icahn has served as Chairman of the Board and a director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a director of various subsidiaries of Starfire, including ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since 1984. He has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. From August 1998 to August 2002 Mr. Icahn served as Chairman of the Board of
Maupintour Holding LLC (f/k/a/ Lowestfare.com, LLC), an internet travel reservations company. From October 1998, Mr. Icahn has been the President and a director of Stratosphere Corporation which operates the Stratosphere Hotel and Casino. Mr. Icahn received his B.A. from Princeton University. Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of GB Holdings, a holding company that owns the Sands Hotel and Casino in Atlantic City, New Jersey. In January 2003 Mr. Icahn became Chairman of the Board and a Director of XO Communications, Inc., a telecommunications company.

         PETER S. LIEBERT, M.D. has been a director of the Company since April 1995. Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is affiliated with Babies Hospital of Columbia Presbyterian. He is Clinical Associate Professor of Surgery, College of Physicians and Surgeons, Columbia University. He is also Chairman of the Board of Rx Vitamins, Inc. Dr. Liebert holds an M.D. from Harvard University Medical School and a B.A. from Princeton University.

         JACK G. WASSERMAN has been a director of the Company since May 1996. For the past five years,

Mr. Wasserman has been a senior partner in Wasserman, Schneider, Babb & Reeds, a New York law firm that concentrates its practice in legal matters relating to international trade. Mr. Wasserman is a director of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. Wasserman is also a director of National Energy Group, Inc., a public company engaged in oil exploration. Mr. Wasserman received a B.A. from Adelphi University, a J.D. from Georgetown University and a Graduate Diploma from the Johns Hopkins University School of Advanced International Studies.

OTHER MATTERS RELATING TO DIRECTORS

         On January 5, 2001, Reliance Group Holdings, Inc. ("Reliance") commenced an action in the United States District Court for the Southern
District of New York against Carl C. Icahn, Icahn Associates Corp. and High River Limited Partnership ("High River") (a limited partnership controlled by Mr. Icahn) alleging that High River's tender offer for Reliance 9% senior notes violated Section 14(e) of the Securities Exchange Act of 1934. Reliance sought a temporary restraining order and preliminary and permanent injunctive relief to prevent defendants from purchasing the notes. The Court initially imposed a temporary restraining order. Defendants then supplemented the tender offer disclosures. The Court conducted a hearing on the disclosures and other matters raised by Reliance. The Court then denied Reliance's motion for a preliminary injunction and ordered dissolution of the temporary restraining order following dissemination of the supplement. Reliance took an immediate appeal to the United States Court of Appeals for the Second Circuit and sought a stay to restrain defendants from purchasing notes during the pendency of the appeal. On January 30, 2001, the Court of Appeals denied plaintiffs' stay application. On January 30, Reliance also sought a further temporary restraining order from the District Court. The Court considered the matter and reimposed its original restraint until noon the next day, at which time the restraint against Mr. Icahn and his affiliates was dissolved. On March 22, 2001, the Court of Appeals ruled in favor of Mr. Icahn by affirming the judgment of the District Court.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company in all capacities for the fiscal years ended December 31, 2002, 2001 and 2000, by its Chief Executive Officer and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during 2002 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                          Long-Term
                                                                                         Compensation
                                                                                            Awards
                                                                                          Securities            All
                                                                                          Underlying           Other
                                                     Annual Compensation                  Options (#)      Compensation
                                         -------------------------------------------     ------------      ------------
                                                                      Other Annual
Name and Principal Position      Year    Salary ($)     Bonus ($)   Compensation ($)
---------------------------      ----    ----------     ---------   ----------------

Russell D. Glass (1)...........  2002        --            --              --                 --                --
   President and Chief           2001        --            --              --                 --                --
   Executive Officer             2000        --            --              --                 --                --

----------
(1) Mr. Russell D. Glass was the Company's President and Chief Executive Officer from April 2000 until February 2003 and served in such capacity without compensation.


OPTION GRANTS

      The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2002 by the Company to the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                   Individual Grants
                              -----------------------------------------------------------    Potential Realizable Value
                                                Percent of                                    At Assumed Annual Rates
                                                  Total                                            of Stock Price
                              Securities         Options                                      Appreciation for Option
                              Underlying        Granted to       Exercise                            Terms ($)
                                Options        Employees in       Price        Expiration    --------------------------
           Name               Granted (#)      Fiscal Year      ($/share)         Date            5%           10%
           ----               -----------      ------------     ---------      ----------        ----          ----
Russell D. Glass...........       --                --             --              --             --            --


OPTION EXERCISES AND HOLDINGS

      The following table sets forth certain information concerning each exercise of stock options, during the fiscal year ended December 31, 2002 by the Named Executive Officers and unexercised stock options held by the Named Executive Officers as of the end of such fiscal year.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                       Number of
                                                                 Securities Underlying         Value of Unexercised
                                                                 Unexercised Options at      In-The-Money Options at
                               Shares          Aggregate          December 31, 2002(#)         December 31, 2002($)
                             Acquired on         Value         -------------------------    -------------------------
          Name              Exercise (#)      Realized ($)     Exercisable Unexercisable    Exercisable Unexercisable
          ----              ------------      ------------     ----------- -------------    ----------- -------------
Russell D. Glass.........       --                --               --           --              --            --

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee is composed of Peter Liebert and Jack G. Wasserman. Neither Mr. Liebert nor Mr. Wasserman is or was an officer or employee of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         INTRODUCTION

         The Compensation Committee of the Board of Directors of the Company is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's officers. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective. In 2002, the Company had no officers other than its current Chief Executive Officer who is serving in such capacity without compensation. Accordingly, the following report of the Compensation Committee is not directly applicable to calendar year 2002 but is presented for historical perspective.

         PHILOSOPHY

         The Company's executive compensation program historically has sought to encourage the achievement of business objectives and superior corporate performance by the Company's executives. The program enables the Company to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management's long-term focus is on maximizing stockholder value through equity-based incentives. The program calls for consideration of the nature of each executive's work and responsibilities, unusual accomplishments or achievements on the Company's behalf, years of service, the executive's total compensation and the Company's financial condition generally.

         COMPONENTS OF EXECUTIVE COMPENSATION

         Historically,   the  Company's   executive   employees   have  received
cash-based and equity-based compensation.

         CASH-BASED COMPENSATION. Base salary represents the primary cash component of an executive employee's compensation, and is determined by evaluating the responsibilities associated with an employee's position at the Company and the employee's overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Compensation Committee and the Board believe that the Company's management and employees are best motivated through stock option awards and cash incentives.

         EQUITY-BASED COMPENSATION. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long- term stockholder value and thus provide a direct relationship between an executive's compensation and the stockholders' interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee's overall past and expected future contributions to the success of the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

           The philosophy, factors and criteria of the Compensation Committee generally applicable to the Company's officers have historically been applicable to the Chief Executive Officer. However, the Company's Chief Executive Officer in 2002, Russell D. Glass, served in such capacity without compensation and the current Chief Executive Officer, Michele A. Paige, is serving in such capacity without compensation.

           Peter Liebert
           Jack G. Wasserman

REPORT OF THE BOARD OF DIRECTORS IN LIEU OF REPORT OF AN AUDIT COMMITTEE

      The Company does not have an audit committee and the Board has not adopted a written charter for an audit committee.

      The members of the Board of Directors are James R. Broach, Russell D. Glass, Carl C. Icahn, Peter S. Liebert, Michele A. Paige and Jack G. Wasserman. With the exception of Michele A. Paige, who is an officer of the Company, each member of the Board is an independent director, as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

      The Board of Directors has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2002 with both management and the independent accountants, KPMG LLP. The Board also discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61.

      The  Board  received  from  the   independent   accountants   the  written
disclosures required by Independent Standards Board Standard No. 1 and discussed with the independent accountants that firm's independence.

      The following table sets forth the fees incurred by the Company for the services of KPMG LLP in 2002 and 2001:
                                                              2002         2001
                                                              ----         ----
        o     Audit Fees.................................   $63,000      $61,800
        o     Audit-Related Fees.........................   $     0      $     0
        o     Tax Fees...................................   $23,150      $12,000
        o     All Other Fees.............................   $     0      $     0

         Audit Fees consist of services rendered to the Company for the audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements and related services.

         Tax Fees consist of tax compliance and related tax services.

         The Board of Directors has considered the compatibility of fees paid to KPMG LLP in connection with KPMG LLP's independence.

         Based on the foregoing review and discussions, the Board of Directors approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

By the Board of Directors:

         James R. Broach
         Russell D. Glass
         Carl C. Icahn
         Peter S. Liebert
         Siegfried G. Schaefer
         Jack G. Wasserman

COMPARATIVE STOCK PERFORMANCE GRAPH

         The following graph provides a comparison of the cumulative total return* for the Nasdaq Stock Market (US) Index, the Nasdaq Biotechnology Index and the Company since December 31, 1997

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG CADUS PHARMACEUTICAL CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ BIOTECHNOLOGY INDEX

          [Table below represents a line chart in the printed report.]

                         12/97    12/98    12/99     12/00    12/01    12/02
                         -----    -----    -----     -----    -----    -----
CADUS PHARMACEUTICAL
  CORPORATION           $100.00  $ 30.39  $  4.91   $ 11.28  $ 18.35  $ 17.10
NASDAQ STOCK MARKET
  (U.S.)                 100.00   140.99   261.48    157.42   124.89    86.34
NASDAQ BIOTECHNOLOGY     100.00   156.02   359.99    450.07   376.78   234.15

* $100 invested on 12/31/97 in stock or index--including reinvestment of dividends.
  Fiscal year ending December 31.


         Corresponding index values and the Company's Common Stock price values are given below:

                                    12/31/97  12/31/98    12/31/99    12/31/00    12/31/01   12/31/02
                                    --------  --------    --------    --------    --------   --------
Cadus                                100.00      30.39        4.91      11.28       18.35      17.10
Nasdaq Stock Market (U.S.) Index     100.00     140.99      261.48     157.42      124.89      86.34
Nasdaq Biotechnology Index           100.00     156.02      359.99     450.07      376.78     234.15
Cadus Closing Stock Price             $6.375      1.938       0.31       0.72        1.17       1.09


                             INDEPENDENT ACCOUNTANTS

         The Board selected KPMG LLP as the Company's independent accountants for its fiscal year ending

December 31, 2003. Representatives of KPMG LLP will be present at the Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from stockholders.


                    COMPLIANCE WITH 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Reporting persons are required to furnish the Company with copies of all such forms that they file. To the Company's knowledge, based solely on a review of copies of such filed reports furnished to the Company, all of the Company's directors, officers and greater than ten percent beneficial owners made all required filings during fiscal year 2002 in a timely manner.

         AMENDING THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE
                    NAME OF THE COMPANY TO CADUS CORPORATION
                                    (Item 2)

         The Board of Directors has concluded that it is in the best interests of the Company to amend the Certificate of Incorporation to change the Company's name from Cadus Pharmaceutical Corporation to Cadus Corporation. The primary reason for the proposed name change is to reflect the fact that the Company's business is undergoing change. The Company is no longer involved in the development and application of yeast-based and other drug discovery technologies, although its wholly-owned subsidiary, Cadus Technologies, Inc., continues to license its existing drug discovery technologies to third parties. In recent years, the Company had sought to use a portion of its available cash to acquire technologies or products or to acquire or invest in companies in the biotechnology and pharmaceutical industries. However, the Company to date has not found attractive opportunities in this area. As a result, the Board of Directors has determined to expand the scope of the Company's acquisition search to include companies and income-producing assets outside of the biotechnology and pharmaceutical industries. In view of the evolution of the Company's business, the Board of Directors believes that the Company's name should no longer be identified exclusively with the pharmaceutical industry. To change the Company's name requires that the stockholders approve an amendment to the Company's Certificate of Incorporation.

         If this proposal is approved, then Article FIRST of the Company's Certificate of Incorporation will be amended to read as follows:

                  "FIRST: The name of the Corporation is CADUS CORPORATION (the "Corporation")."

         The Board of Directors has unanimously adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation, declaring its advisability and directing that the proposed amendment be submitted to the stockholders for their approval at the Meeting. If adopted by the stockholders, the amendment will become effective upon filing of an appropriate certificate of amendment to the Company's Certificate of Incorporation with the Secretary of State of Delaware. Properly executed proxies not marked to the contrary will be voted "FOR" this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE COMPANY'S PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO CADUS CORPORATION.


                              STOCKHOLDER PROPOSAL
                                    (Item 3)

         The following proposal was submitted by a stockholder. If the stockholder proponent, or a representative who is qualified under state law, is present and submits his proposal for a vote, then the proposal will be voted upon at the Annual Meeting. In accordance with Federal securities regulations, we include the stockholder proposal together with the supporting statement exactly as submitted by the proponent. Properly executed proxies not marked to the contrary will be voted "AGAINST" the stockholder proposal.

         Jeff Berg of 10200 Belle Rive Blvd #80, Jacksonville, FL 32256, beneficial owner of 50,600 shares of Cadus Pharmaceutical Corporation Common Stock, submitted the following proposal:

SHAREHOLDER RESOLUTION TO RETURN EXCESS CASH TO SHAREHOLDERS

RESOLVED: Shareholders of Cadus Pharmaceutical Corp. request that the board of directors pursue returning the company's excess cash to its shareholders as soon as reasonably practicable by executing (1) a cash distribution of capital up to an amount that would not cause the company to fold, and/or (2) share buybacks at less than intrinsic cash value up to an amount that would not cause the company to fold, and/or (3) other means that do not deprive shareholders of the intrinsic value of their shares.

SUPPORTING STATEMENT: While the company's cash balance may be acting as a magnet to attract investment opportunities, it is unclear if the value of this deal flow will accrue to the benefit of Cadus shareholders. As such, it continues to be uncertain that the company will be able to invest its cash balances at superior rates of return.

From late 2000 through early 2002 the company's shares have traded at a substantial discount to its intrinsic cash value. This appears to suggest that many shareholders feel that there is substantial risk that the cash balance will be utilized in sub-optimal ways.

By returning the company's excess cash to the shareholders, each shareholder should be better able to utilize its portion of the cash received in accordance with each shareholder's own objectives. Additionally, shareholders through their continued ownership of Cadus shares would still be able to participate in the potential upside associated with the company's patents, license agreements, and past investments.

                 THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION
                      TO THE FOREGOING STOCKHOLDER PROPOSAL

         The Board of Directors opposes the stockholder proposal for the following reasons:

         Any meaningful cash distribution or share buyback may reduce the likelihood that (i) the Company's subsidiary will be able to license its technologies and (ii) the Company will be able to realize the value of its tax loss carryforwards. In December 2001, the Company's subsidiary was able to license its yeast-based technologies to a major pharmaceutical company on a non-exclusive basis and has received $1,500,000 in license fees under such license. The Company believes that its subsidiary may not have been able to do so if the Company did not have a strong balance sheet. Additionally, the Company's subsidiary is seeking to license its yeast-based technologies on a non-exclusive basis to other third parties and the Company is searching for and considering opportunities which would enable it to utilize its available cash and/or all or a portion of its tax loss carryforwards. Management believes that it should have the opportunity to pursue this course of action.

         ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL.


                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Stockholders who wish to present proposals at the 2004 annual meeting of stockholders and who wish to have their proposals presented in the proxy statement distributed by the Board in connection with such annual meeting must submit their proposals in writing, to the attention of the President of the Company, on or before January 15, 2004.


                             ADDITIONAL INFORMATION

         The Company's Annual Report, including certain financial statements, is being mailed concurrently with this Proxy Statement to all persons who were stockholders of record at the close of business on May 9, 2003, which is the record date for voting purposes. The Annual Report does not constitute a part of the proxy soliciting material.

         Upon the written request of any stockholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Written requests for such report should be directed to the Company, 767 Fifth Avenue, New York, New York 10153.


                                     GENERAL

         The Board knows of no other matters which are likely to be brought before the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

                                              By Order of the Board of Directors


                                              Michele A. Paige
                                              President

New York, New York
May 20, 2003

                        ANNUAL MEETING OF STOCKHOLDERS OF

                        CADUS PHARMACEUTICAL CORPORATION

                                  JUNE 18, 2003


                           Please date, sign and mail
                             your proxy card in the
                                    envelope
                              provided as soon as
                                   possible.

            \/  Please detach and mail in the envelope provided.  \/

--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES IN
               PROPOSAL 1, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                    VOTE IN BLUE OR BLACK INK AS SHOWN HERE      [X]
--------------------------------------------------------------------------------

1. Election of Directors:
                                    NOMINEES:
   [ ] FOR ALL NOMINEES             o  James R. Broach
                                    o  Carl C. Icahn
   [ ] WITHHOLD AUTHORITY           o  Russell D. Glass
       FOR ALL NOMINEES             o  Peter S. Liebert
                                    o  Michele A. Paige
   [ ] FOR ALL EXCEPT               o  Jack G. Wasserman
       (See instructions below)


INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark
               "FOR ALL EXCEPT" and fill in the circle next to each  nominee you
               wish to withhold, as shown here:   O


To change the address on your  account,  please check the box at right and indicate your new address in the address space above.  Please note that  changes  to the  registered  name(s) on the  account  may not be
submitted via this method.                                                  [ ]


                                                          FOR  AGAINST  ABSTAIN

2.   To  approve  a  proposal  to amend  the  Company's   [ ]    [ ]      [ ]
     Certificate   of   Incorporation   to  change  the
     Company's name to Cadus Corporation.

3.   To approve a  stockholder  proposal that the Board   [ ]    [ ]      [ ]
     of Directors pursue returning the Company's excess cash to its stockholders.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

Receipt of Notice of Annual Meeting and Proxy Statement dated May 20, 2003 is hereby acknowledged

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE OR DELIVER TO: AMERICAN STOCK TRANSFER & TRUST COMPANY, 59 MAIDEN LANE, NEW YORK, NEW YORK 10038. FACSIMILE COPIES OF THE PROXY, PROPERLY COMPLETED AND DULY EXECUTED, WILL BE ACCEPTED AT (718) 236-4588. IF YOU HAVE ANY QUESTIONS, PLEASE CALL AMERICAN STOCK TRANSFER & TRUST COMPANY AT (212) 936-5100.

Signature of Stockholder ____________________________________  Date: ___________

Signature of Stockholder ____________________________________  Date: ___________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                                                           PROXY


                        CADUS PHARMACEUTICAL CORPORATION

                   767 FIFTH AVENUE, NEW YORK, NEW YORK 10153

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD



         The undersigned hereby appoints Michele A. Paige and/or Jack G. Wasserman as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of Cadus Pharmaceutical Corporation held of record by the undersigned on May 9, 2003, at the Annual Meeting of Stockholders to be held on June 18, 2003 or at any adjournment thereof.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.